Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT: James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL REACHES AGREEMENT WITH PIRATE CAPITAL

RICHMOND, VA, August 22, 2006 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial grade coal, today announced that it reached an agreement with Pirate Capital LLC regarding certain outstanding issues between the parties. The key points of the agreement are as follows:

1.
The current board of directors of the Company (the “Board”) shall elect Matthew Goldfarb, W. Douglas Blackburn, Jr. and Ronald J. FlorJancic to serve on the Board, with such elections to be effective immediately. The Board shall nominate and recommend Mr. Goldfarb for re-election by the shareholders of the Company at the 2006 annual meeting to serve a term to expire at the Company’s 2009 annual meeting. The Board shall nominate and recommend Mr. Blackburn to serve a term to expire at the Company’s 2007 annual meeting. The Board shall nominate and recommend Mr. FlorJancic to serve a term to expire at the Company’s 2008 annual meeting.

2.
Pirate Capital shall vote all shares of common stock of the Company beneficially owned or controlled by it in favor of the re-election of Joseph H. Vipperman at the 2006 annual meeting to serve a term to expire at the Company’s 2009 annual meeting, and shall withdraw all proposals that it previously had indicated it intended to present at the Company’s 2006 annual meeting and will not reintroduce any such proposals or make any other proposals at such 2006 annual meeting. The 2006 annual meeting of shareholders will be held on November 2, 2006, and the record date for voting at such meeting will be September 22, 2006.

3.	The Board will proceed as soon as practicable to consider whether or not to amend the Rights Agreement (poison pill) currently in place.

Peter T. Socha, Chairman and Chief Executive Officer of James River commented: “We are very pleased to have resolved the board composition matters. Following these additions, we will have a seven member board of directors. We believe that Matt, Doug, and Ron will all make a very positive contribution to our board discussions. We look forward to working together with them in the future.”

Thomas R. Hudson, managing member of Pirate Capital LLC, stated that “Pirate Capital is pleased with these appointments, and believes the Company stands to benefit greatly from the substantial financial and industry expertise of the new directors. Pirate Capital is optimistic that the newly constituted Board of Directors will bring a renewed focus towards maximizing the value of the Company’s assets and increasing shareholder value.”

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers. The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.